==============================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 5, 1999



                        EMMIS COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)


          Indiana                      0-23264                35-1542018
  (State or jurisdiction of          (Commission            (I.R.S. Employer
incorporation or organization)       File Number)          Identification No.)


 40 Monument Circle, Suite 700
        Indianapolis, Indiana                                  46204
(Address of principal executive offices)                     (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (317) 266-0100


                                Not applicable
         (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

On March 31, 1999, Emmis Communications Corporation issued a press release regarding its financial performance for the fiscal year ended February 28, 1999. As amended by a subsequent press release, the financial information released was substantially as follows:

For the fourth quarter, Emmis posted net broadcasting revenue of $49.7 million vs. $27.2 million, an 83% increase over the same quarter in 1997. Broadcast cash flow grew to a fourth quarter record of $16.8 million, a 64% increase over the prior year. On a same-station basis for radio and television, net revenue in the quarter increased 16% and broadcast cash flow was up 24%. Specifically on a same-station basis, domestic radio revenue increased 17% for the quarter. Broadcast cash flow is equal to net revenue less station operating expenses, exclusive of non cash charges and time brokerage fees.

For the full year, net revenue climbed 65.6% to $232.8 million, up from $140.6 million in 1997. Broadcast cash flow increased to $83.9 million, an increase of 44% over the full year 1997. On a same-station basis for radio and television, net revenue for the year grew 11% and broadcast cash flow increased 16%.

In this report, ``same-station basis'' means all stations owned by Emmis as of February 28, 1999, and compares those stations' results for the prior year. For periods when the stations were not operated by Emmis, the revenues and broadcast cash flows for the stations represent historical operating results under previous ownership.





             EMMIS COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                    CONDENSED CONSOLIDATED FINANCIAL DATA
                    (In thousands, except per share data)

                                  Three months ended        Year ended
                                     February 28,           February 28,
                                        1999                   1999
                                    (Unaudited)
                                  -----------------        -----------
    OPERATING DATA:
      Net revenues                      $58,704               $232,836
      Operating expenses                 40,827                143,348
      International expenses                503                  1,477
      Corporate expenses                  4,048                 10,427
      Time Brokerage Fee                      -                  2,220
      Depreciation and amortization       9,719                 28,314
      Non-cash compensation               1,891                  4,269
                                        --------               ---------
      Operating income                    1,716                 42,781
                                        --------               ---------
      Interest expense                  (10,708)               (35,650)
      Other income
        (expense), net                   (2,274)                 1,914
                                        --------               ---------
                                        (12,982)               (33,736)
                                        --------               ---------
      Income before taxes
        and extraordinary item          (11,266)                 9,045
      Provision (benefit) for
        income taxes                     (5,150)                 6,200
                                        --------               ---------
      Income (loss) before
        extraordinary item               (6,116)                 2,845
      Extraordinary item,
        net of tax                            -                  1,597
                                        --------               ---------
      Net income (loss)                 $(6,116)                $1,248
                                        ========               =========
      Basic net income (loss)
        per share                        ($0.39)                 $0.09
      Diluted net income
        (loss) per share                 ($0.39)                 $0.08


                               SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             EMMIS COMMUNICATIONS CORPORATION


Date: May 5, 1999                             By:    /s/ Walter Z. Berger
                                                     ------------------------
                                                         Walter Z. Berger
                                                         Executive Vice
                                                         President, Chief
                                                         Financial Officer
                                                         and Treasurer